Exhibit 99.6

50,000,000 SHARES OF CLASS A COMMON STOCK OF BANKATLANTIC BANCORP, INC.
ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights (the “Subscription Rights”) to purchase shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) of BankAtlantic Bancorp, Inc. (the “Company”), pursuant to the rights offering described in the Company’s prospectus dated July 8, 2008, and accompanying prospectus supplement, dated August 28, 2009 (collectively, the “Prospectus”), hereby certifies to the Company and to Computershare Trust Company, N.A., as Subscription Agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below on behalf of beneficial owners of the Subscription Rights:

NUMBER OF SHARES OF CLASS A
COMMON STOCK
OWNED ON AUGUST 24, 2009

1.

2.

3.

4.

5.

NUMBER OF SHARES OF CLASS A
COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE SUBSCRIPTION RIGHTS

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
Authorized Signature

Name:
(Please Type or Print)